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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Lucent Technologies Inc. of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and first paragraph of Note 12, as to which the date is December 4, 2002 relating to the consolidated financial statements, which appears in the Current Report on Form 8-K filed February 21, 2003. We also consent to the incorporation by reference of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and first paragraph of Note 12, as to which the date is December 4, 2002 relating to the financial statement schedule, which appears in the Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
May 19, 2003